EXHIBIT 99.1

Patriot National Bancorp Announces Completion of $10M Registered Direct Offering

STAMFORD, Conn., June 05, 2025 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (NASDAQ: PNBK) (the “Company”), the parent company of Patriot Bank, N.A., today announced that it has successfully completed a registered direct offering of 8,524,160 shares of its common stock at a purchase price of $1.25 per share, raising gross proceeds of $10,655,200.

The registered direct offering follows the Company’s March 20, 2025 private placement that raised over $50 million in gross proceeds from a diverse group of accredited investors.

Steven Sugarman, President of Patriot National Bancorp, stated, “We are pleased by the continued strong investor interest in Patriot Bank. The success of this offering further strengthens the Bank’s capital base and enhances our ability to execute on our strategic objectives. With a significantly reinforced balance sheet, we are well-positioned to serve our clients and communities with greater resilience and flexibility. We appreciate the confidence our investors have placed in our team and our mission.”

The shares of common stock described above were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-287283), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 22, 2025. A prospectus supplement describing the terms of the registered direct offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

Performance Trust Capital Partners, LLC served as capital markets adviser to the Company. Blank Rome LLP and Robinson & Cole LLP served as counsel for the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s plans, objectives, goals, strategies, business plans, future events or performance. Words such as “anticipates," “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its business, plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Many possible events or factors could affect the Company’s future financial results and performance and could cause its actual results, performance or achievements to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: (i) the dilution to be caused by the Company’s issuance of additional shares of its capital stock in connection with the offering, (ii) general competitive, economic, political and market conditions, or (iii) other factors that may affect future results of the Company.

Given these factors, you should not place undue reliance on these forward-looking statements. All information set forth in this press release is as of the date of this press release. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law.

Learn more about Patriot National Bancorp, Inc. at www.bankpatriot.com

Media Inquiries:
Kirsten Hoekman
khoekman@bankpatriot.com
(203) 252-5905